UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549
——————
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
 the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 30, 2017
DYNATRONICS CORPORATION
(Exact name of registrant as specified in its charter)
Utah	0-12697	87-0398434
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification Number)

7030 Park Centre Dr., Cottonwood Heights, Utah	84121
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (801) 568-7000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

The Registrant held its Annual Meeting of Shareholders on November 29, 2017.  A total of 6,391,430 shares (approximately 81%) of the Registrant's common stock entitled to vote at the Annual Meeting were represented by proxy or in person at the meeting.  The following matters were submitted and voted upon at the Annual Meeting:

1. Shareholders voted to elect three directors to hold office until the next annual meeting of the Company's shareholders or until their respective successors have been elected or appointed and qualified, as set forth below:

		Number of	Number of
	Number of	Shares	Shares	Broker Non-
Name	Shares For	Withheld	Abstaining	Votes

Kelvyn H. Cullimore, Jr.	5,152,325	25,528	—	1,213,577
Scott A. Klosterman	5,154,480	23,373	—	1,213,577
R. Scott Ward	5,154,465	23,388	—	1,213,577

2. Shareholders voted to ratify on an advisory basis the appointment of Tanner LLC as our independent registered public accounting firm for the fiscal year ending June 30, 2018, as set forth below:

	Number of	Number of
Number of	Shares	Shares	Broker Non-
Shares For	Against	Abstaining	Votes
6,288,891	3,154	99,385	—

3. Shareholders voted to approve, for purposes of complying with NASDAQ Listing Rule 5635, the issuance of shares of our common stock (or securities convertible into or exercisable for common stock) representing more than 19.99% of the outstanding common stock or voting power of the Company, including the issuance of common stock upon conversion of the Company's Series C Non-Voting Convertible Preferred Stock and Series D Non-Voting Convertible Preferred Stock and the exercise of warrants, issued in connection with the acquisition of Bird & Cronin, Inc:

	Number of	Number of
Number of	Shares	Shares	Broker Non-
Shares For	Against	Abstaining	Votes
5,087,840	40,589	49,424	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DYNATRONICS CORPORATION

By: /s/ Kelvyn H. Cullimore
Kelvyn H. Cullimore, Jr.
Chief Executive Officer

Date: November 30, 2017